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Exhibit 16(g)(i)

                                 ADDENDUM ADDING
                            SSgA LARGE CAP VALUE FUND
                    SSgA LARGE CAP GROWTH OPPORTUNITIES FUND
                                TO THE SSgA FUNDS
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSgA Large Cap Value Fund and SSgA Large Cap Growth Opportunities Fund (the "Funds") be added each as a "Fund" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Funds.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Funds shall be until April 12, 2004.

Dated:  August 28, 2003

ATTEST:                                     SSgA FUNDS


By:_____________________________    By:______________________________
                                             Lynn L. Anderson
                                             President

ATTEST:                               STATE STREET GLOBAL MARKETS LLC


By:_____________________________    By:______________________________

                                    Its:_____________________________